UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2011
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment of License Agreement with Steven Spielberg

On December 2, 2011, DreamWorks Animation L.L.C. (“DWA LLC”), a subsidiary of DreamWorks Animation SKG, Inc. (the “Company”) entered into an amendment effective as of January 1, 2009 (the “Amendment”) to the License Agreement, effective as of January 1, 2009 (as amended by Amendment No.1 effective as of January 1, 2009, the “License Agreement”), with DW II Management, Inc. (the “Spielberg Entity”) and Steven Spielberg. Pursuant to the License Agreement, DreamWorks previously granted the Spielberg Entity (a) the right to use certain trademarks, service marks and trade names containing the term “DreamWorks” and (b) the right to grant a sublicense to DreamWorks II Holding Co., LLC and its wholly owned and controlled subsidiaries to use such trademarks, service marks and trade names. Pursuant to the Amendment, the parties have further amended the License Agreement to incorporate a mechanism pursuant to which DWA LLC has the right, but not the obligation, to approve certain exceptions to the limited permitted uses of the Company's licensed trademarks, service marks and trade names pursuant to the License Agreement.

Mr. Spielberg is the beneficial owner of more than 5% of the Company's outstanding Class A Common Stock. Spielberg Entity and Amblin Films are entities wholly owned and controlled by Mr. Spielberg.

The foregoing description of the Amendment is qualified in its entirety by reference to Amendment No. 1 to the License Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
99.1	Amendment No. 2 to License Agreement entered into on December 2, 2011 by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: December 6, 2011	By:	/s/ Lewis W. Coleman
Lewis W. Coleman
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 2 to License Agreement entered into on December 2, 2011 by and among DreamWorks Animation LLC, DW II Management, Inc. and Steven Spielberg.